Exhibit 99.1
FOR IMMEDIATE RELEASE
GROUP 1 AUTOMOTIVE’S STRONG NEW VEHICLE SALES DRIVE 25 PERCENT FOURTH-QUARTER REVENUE GROWTH
FULL-YEAR NEW VEHICLE SALES GROW 17 PERCENT — NEARLY TRIPLE THE INDUSTRY GROWTH RATE
HOUSTON, Feb. 10, 2011 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today reported a 2010 fourth-quarter adjusted net income increase of 43.4 percent to $14.7 million, or $0.64 per diluted share, for the quarter ended Dec. 31. Full-year 2010 adjusted net income increased 49.0 percent to $62.2 million, or $2.67 per diluted share.
On a GAAP basis (see attached reconciliation for reported adjustments), including $4.1 million of net after-tax adjustments, fourth-quarter net income was $10.6 million, or $0.46 per diluted share, and, including $11.9 million of net after-tax adjustments, full-year net income was $50.3 million, or $2.16 per diluted share.
Total company revenues for the quarter increased 25.0 percent to $1.4 billion. The revenue growth was primarily driven by a 24.2 percent increase in retail unit sales. Finance and insurance revenues grew 29.3 percent on the higher retail units sold and increased penetration rates. In addition, the parts and service business continued to show exceptional growth, as revenues expanded 9.1 percent from the prior-year period.
Fourth-Quarter Operating Highlights
•	New vehicle revenues increased 26.3 percent on a 25.4 percent increase in unit sales, outpacing industry retail unit sales growth of 16.4 percent.
•	Used vehicle revenues were 31.1 percent higher, reflecting 22.4 percent and 34.0 percent increases in used retail and wholesale units sold, respectively.
•	Gross profit increased 14.2 percent, to $217.0 million, on 12.3 percent and 19.3 percent growth in retail new and used vehicle profits, respectively.
•	Parts and service gross profit expanded 7.5 percent on the 9.1 percent higher revenues.
•	Finance and insurance gross profit per retail unit grew 4.1 percent to $1,075.
•	Selling, general and administrative (SG&A) expenses as a percent of gross profit improved 190 basis points, to 78.7 percent from the prior-year period.
“We were very pleased with our strong sales performance to close 2010,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “Our sales increases in new and used vehicles were far above industry average, and our parts and service growth of more than 9 percent is the culmination of several years of focus and investment in this part of our business.”
Full-Year Highlights
•	Total revenues grew 21.7 percent, to $5.5 billion.
•	New vehicle revenues increased 21.4 percent on 17.2 percent higher unit sales, nearly tripling the industry’s 6.3 percent retail sales increase.
•	Total used vehicle revenues grew 32.3 percent, as the company retailed 22.1 percent and wholesaled 20.6 percent more vehicles.
•	Parts and service revenues increased 6.2 percent, demonstrating Group 1’s focus on improving processes in this segment of the business.

Group 1 Automotive, Inc.
•	Total gross profit expanded 13.0 percent, to $877.0 million, reflecting profit growth in all segments.
•	Adjusted selling, general and administrative expenses grew at a slower pace than gross profit, resulting in a 140 basis-point improvement, to 78.6 percent.
“In 2009, Group 1’s corporate priorities were cash preservation and cost reduction,” said Hesterberg. “We executed a cost reduction plan that reduced our SG&A expense structure by nearly $120 million. Group 1’s goal in 2010 was to leverage that lean cost structure with a concentrated sales effort. The total revenue increase of almost 22 percent for the year indicates that we were highly successful. Most gratifying is that we demonstrated significant growth in all sales segments, highlighted by the 32 percent increase in used vehicle revenues. Relative to new vehicle sales, we far outpaced the national average performance for most brands we sell with Chevrolet up 31 percent, Nissan up 29 percent, Ford up 27 percent, as well as Toyota, where we were up 12 percent versus Toyota’s near-flat national sales results.”
Balance Sheet
New vehicle inventory increased $34.4 million from Sept. 30, to $572.0 million as of Dec. 31. The company ended the quarter with immediately available funds of $149.0 million and available liquidity of $382.7 million.
As previously announced in January, Group 1 successfully restructured its mortgage facility and entered into new five- to seven-year term loan agreements of approximately $188.6 million. The agreements may be expanded, allowing the company to manage its real estate portfolio with favorable rates as it grows the company.
In addition, Group 1 previously announced that several of its interest-rate swap contracts expired in December, and that the net effect of these expired contracts and the restructured mortgage agreements are estimated to reduce pretax interest expense by approximately $3.8 million in 2011.
Corporate Development Update
During the fourth quarter, Group 1 terminated eight domestic franchises that included Mercury and Pontiac franchises related to the brand discontinuations by the respective manufacturers.
For the full year, Group 1 acquired 10 franchises with total estimated annual revenues of $256.2 million and disposed of 11 franchises with trailing-12-month revenues of $83.1 million in 2010.
Fourth-Quarter Earnings Conference Call
Group 1’s senior management will host a conference call today at 10 a.m. ET to discuss the fourth-quarter financial results and the company’s outlook and strategy.
The conference call will be simulcast live on the Internet at www.group1auto.com, then click on ‘Investor Relations’ and then ‘Events’ or through this link: http://www.group1corp.com/news/events.aspx. A replay will be available for 30 days.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:
Domestic: 888.401.4669
International: 719.325.2218
Participant Passcode: 6818164
A telephonic replay will be available following the call through Feb. 17 by dialing:
Domestic: 888.203.1112

Group 1 Automotive, Inc.
International: 719.457.0820
Replay Passcode: 6818164
About Group 1 Automotive, Inc.
Group 1 owns and operates 100 automotive dealerships, 129 franchises, and 25 collision service centers in the United States and the United Kingdom that offer 30 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.
Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements,” which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “may” or “will” and similar expressions. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook, whether as a result of new information, future developments or otherwise, except as may be required by law.
SOURCE: Group 1 Automotive, Inc.
Investor contacts:
Kim Paper Canning, Manager, Investor Relations | Group 1 Automotive Inc. | 713-647-5741 | kpaper@group1auto.com
Media contacts:
Pete DeLongchamps, Vice President, Manufacturer Relations and Public Affairs | Group 1 Automotive Inc. | 713-647-5770
| pdelongchamps@group1auto.com
or
Clint Woods, Pierpont Communications, Inc. | 713-627-2223 | cwoods@piercom.com

Group 1 Automotive, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	% Change	2010	2009	% Change
REVENUES:
New vehicle retail sales	$832,714	$659,058	26.3%	$3,086,807	$2,543,031	21.4%
Used vehicle retail sales	310,663	241,269	28.8	1,271,039	970,614	31.0
Used vehicle wholesale sales	58,877	40,532	45.3	215,530	153,068	40.8
Parts and service	191,242	175,341	9.1	767,004	722,565	6.2
Finance and insurance	44,256	34,216	29.3	168,789	136,429	23.7

Total revenues	1,437,752	1,150,416	25.0	5,509,169	4,525,707	21.7

COST OF SALES:
New vehicle retail sales	786,479	617,897	27.3	2,909,012	2,388,797	21.8
Used vehicle retail sales	285,212	219,940	29.7	1,156,035	872,580	32.5
Used vehicle wholesale sales	59,268	41,559	42.6	212,833	150,764	41.2
Parts and service	89,772	80,973	10.9	354,256	337,729	4.9

Total cost of sales	1,220,731	960,369	27.1	4,632,136	3,749,870	23.5

GROSS PROFIT	217,021	190,047	14.2	877,033	775,837	13.0

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	170,839	154,235	10.8	693,635	621,048	11.7

DEPRECIATION AND AMORTIZATION EXPENSE	6,519	6,287	3.7	26,455	25,828	2.4

ASSET IMPAIRMENTS	7,719	18,050	(57.2)	10,840	20,887	(48.1)

OPERATING INCOME	31,944	11,475	178.4	146,103	108,074	35.2

OTHER INCOME (EXPENSE):
Floorplan interest expense	(8,890)	(8,003)	11.1	(34,110)	(32,345)	5.5

Other interest expense, net	(6,952)	(7,218)	(3.7)	(27,217)	(29,075)	(6.4)

Gain (loss) on redemption of long-term debt	—	—	—	(3,872)	8,211	(147.2)

Other expense, net	—	(8)	(100.0)	—	(14)	(100.0)

INCOME (LOSS) BEFORE INCOME TAXES	16,102	(3,754)	528.9	80,904	54,851	47.5

INCOME TAX (PROVISION) BENEFIT	(5,533)	1,802	(407.0)	(30,600)	(20,006)	53.0

NET INCOME (LOSS)	$10,569	$(1,952)	641.4%	$50,304	$34,845	44.4%

DILUTED INCOME (LOSS) PER SHARE	$0.46	$(0.08)	675.0%	$2.16	$1.49	45.0%

Weighted average diluted shares outstanding	23,027	23,577	(2.3)%	23,317	23,325	(0.0)%

Group 1 Automotive, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	December 31,	December 31,
	2010	2009	% Change
	(Unaudited)
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$19,843	$13,221	50.1%
Contracts in transit and vehicle receivables, net	113,846	86,500	31.6
Accounts and notes receivable, net	75,623	62,496	21.0
Inventories	777,771	596,743	30.3
Deferred income taxes	14,819	14,653	1.1
Prepaid expenses and other current assets	17,332	48,425	(64.2)

Total current assets	1,019,234	822,038	24.0
PROPERTY AND EQUIPMENT, net	506,288	475,828	6.4
GOODWILL AND INTANGIBLE FRANCHISE RIGHTS	666,656	658,281	1.3
OTHER ASSETS	9,786	13,267	(26.2)

Total assets	$2,201,964	$1,969,414	11.8%

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Floorplan notes payable — credit facility	$690,051	$491,892	40.3%
Offset account related to floorplan notes payable — credit facility	(129,211)	(71,573)	80.5
Floorplan notes payable — manufacturer affiliates	103,345	115,180	(10.3)
Current maturities of mortgage facility	42,600	10,511	305.3
Current maturities of long-term debt	10,589	3,844	175.5
Current liabilities from interest rate risk management activities	1,098	10,412	(89.5)
Accounts payable	92,799	72,276	28.4
Accrued expenses	83,663	86,271	(3.0)

Total current liabilities	894,934	718,813	24.5
2.25% CONVERTIBLE SENIOR NOTES (aggregate principal of $182,753 at December 31, 2010 and December 31, 2009)	138,155	131,932	4.7
3.00% CONVERTIBLE SENIOR NOTES (aggregate principal of $115,000 at December 31, 2010)	74,365	—	100.0
8.25% SENIOR SUBORDINATED NOTES	—	73,267	(100.0)
MORTGAGE FACILITY, net of current maturities	—	182,216	(100.0)
OTHER REAL ESTATE RELATED AND LONG-TERM DEBT, net of current maturities	161,611	19,040	748.8
CAPITAL LEASE OBLIGATIONS RELATED TO REAL ESTATE, net of current maturities	38,819	37,686	3.0
DEFERRED INCOME TAXES	58,970	33,932	73.8
LIABILITIES FROM INTEREST RATE RISK MANAGEMENT ACTIVITIES	16,426	20,151	(18.5)
OTHER LIABILITIES	31,036	26,633	16.5
DEFERRED REVENUES	3,280	5,588	(41.3)

STOCKHOLDERS’ EQUITY:
Common stock	261	262	(0.4)
Additional paid-in capital	363,966	346,055	5.2
Retained earnings	519,843	471,932	10.2
Accumulated other comprehensive loss	(18,755)	(26,256)	(28.6)
Treasury stock	(80,947)	(71,837)	12.7

Total stockholders’ equity	784,368	720,156	8.9

Total liabilities and stockholders’ equity	$2,201,964	$1,969,414	11.8%

Group 1 Automotive, Inc.
Consolidated Statements of Adjusted Cash Flows from Operating Activities
(Unaudited)
(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	% Change	2010	2009	% Change
Net income (loss)	$10,569	$(1,952)	641.4%	$50,304	$34,845	44.4%
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Asset impairments	7,719	18,050	(57.2)	10,840	20,887	(48.1)
Depreciation and amortization	6,519	6,287	3.7	26,455	25,828	2.4
Deferred income taxes	1,050	6,568	(84.0)	23,274	29,646	(21.5)
(Gain) loss on redemption of long-term debt	—	—	—	3,872	(8,211)	147.2
(Gain) loss on disposition of assets and franchise	(2,322)	254	(1,014.2)	848	248	241.9
Stock-based compensation	2,437	1,502	62.3	9,942	8,869	12.1
Amortization of debt discount and issue costs	3,986	1,617	146.5	10,322	7,030	46.8
Other	(30)	457	(106.6)	824	(402)	305.0
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Inventories	(21,302)	(130,150)	(83.6)	(174,249)	242,996	(171.7)
Floorplan notes payable — credit facility	33,350	117,450	(71.6)	198,159	(246,659)	180.3
Floorplan notes payable — manufacturer affiliates	(299)	25,309	(101.2)	(10,580)	(14,145)	(25.2)
Contracts-in-transit and vehicle receivables	(21,330)	(19,409)	9.9	(27,218)	16,500	(265.0)
Accounts and notes receivable	(9,097)	(10,014)	(9.2)	(13,844)	10,851	(227.6)
Prepaid expenses and other assets	(138)	(6,459)	(97.9)	6,922	845	719.2
Deferred revenues	(549)	(1,155)	(52.5)	(2,308)	(4,632)	(50.2)
Accounts payable and accrued expenses	6,506	(1,003)	748.7	16,130	(16,481)	197.9

Adjusted net cash provided by operating activities	$17,069	$7,352	132.2%	$129,693	$108,015	20.1%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2010	2009	2010	2009
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
Region	Geographic Market
Eastern	Massachusetts	12.2%	14.9%	14.3%	15.1%
	New Jersey	5.9	6.3	6.3	6.5
	New York	3.9	4.4	3.8	4.1
	Georgia	3.8	3.9	3.9	3.7
	New Hampshire	3.7	4.3	4.0	4.2
	Louisiana	3.6	2.8	3.2	3.1
	South Carolina	1.9	0.3	1.3	0.3
	Mississippi	1.7	1.7	1.7	1.8
	Alabama	1.1	0.8	1.2	0.7
	Maryland	0.8	0.9	0.8	0.9
	Florida	0.7	2.0	1.2	1.7

		39.3	42.3	41.7	42.1

Central	Texas	32.6	31.8	31.2	32.1
	Oklahoma	7.4	8.0	7.8	8.3
	Kansas	0.9	1.2	0.9	1.2

		40.9	41.0	39.9	41.6

Western	California	14.5	13.9	13.7	14.0

International	United Kingdom	5.3	2.8	4.7	2.3

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Scion/Lexus		35.5%	38.0%	35.5%	36.6%
BMW/Mini		13.3	10.8	11.9	9.8
Nissan/Infiniti		12.6	12.6	14.1	12.8
Honda/Acura		11.6	11.4	12.0	12.6
Ford		7.4	8.1	7.8	7.9
Mercedes-Benz		6.3	7.4	5.8	5.9
GM		4.3	4.3	4.0	3.8
Chrysler		3.3	2.7	3.0	5.0
Other		5.7	4.7	5.9	5.6

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT SALES OTHER MIX:
Import		55.1%	55.7%	57.5%	57.8%
Luxury		30.1	29.5	27.8	25.7
Domestic		14.8	14.8	14.7	16.5

		100.0%	100.0%	100.0%	100.0%

Car		56.4%	57.3%	58.2%	58.6%
Truck		43.6	42.7	41.8	41.4

		100.0%	100.0%	100.0%	100.0%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	%Change	2010	2009	%Change
REVENUES:
New vehicle retail sales	$832,714	$659,058	26.3%	$3,086,807	$2,543,031	21.4%

Used vehicle retail sales	310,663	241,269	28.8	1,271,039	970,614	31.0
Used vehicle wholesale sales	58,877	40,532	45.3	215,530	153,068	40.8

Total used	369,540	281,801	31.1	1,486,569	1,123,682	32.3
Parts and service	191,242	175,341	9.1	767,004	722,565	6.2
Finance and insurance	44,256	34,216	29.3	168,789	136,429	23.7

Total	$1,437,752	$1,150,416	25.0%	$5,509,169	$4,525,707	21.7%

GROSS MARGIN:
New vehicle retail sales	5.6%	6.2%		5.8%	6.1%

Used vehicle retail sales	8.2	8.8		9.0	10.1
Used vehicle wholesale sales	(0.7)	(2.5)		1.3	1.5
Total used	6.8	7.2		7.9	8.9
Parts and service	53.1	53.8		53.8	53.3
Finance and insurance	100.0	100.0		100.0	100.0
Total	15.1%	16.5%		15.9%	17.1%

GROSS PROFIT:
New vehicle retail sales	$46,235	$41,161	12.3%	$177,795	$154,234	15.3%

Used vehicle retail sales	25,451	21,329	19.3	115,004	98,034	17.3
Used vehicle wholesale sales	(391)	(1,027)	(61.9)	2,697	2,304	17.1

Total used	25,060	20,302	23.4	117,701	100,338	17.3
Parts and service	101,470	94,368	7.5	412,748	384,836	7.3
Finance and insurance	44,256	34,216	29.3	168,789	136,429	23.7

Total	$217,021	$190,047	14.2%	$877,033	$775,837	13.0%

UNITS SOLD:
Retail new vehicles sold	25,383	20,240	25.4%	97,511	83,182	17.2%

Retail used vehicles sold	15,771	12,886	22.4	66,001	54,067	22.1
Wholesale used vehicles sold	8,808	6,571	34.0	33,524	27,793	20.6

Total used	24,579	19,457	26.3%	99,525	81,860	21.6%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,821	$2,034	(10.5)%	$1,823	$1,854	(1.7)%

Used vehicle retail sales	1,614	1,655	(2.5)	1,742	1,813	(3.9)
Used vehicle wholesale sales	(44)	(156)	(71.8)	80	83	(3.6)
Total used	1,020	1,043	(2.2)	1,183	1,226	(3.5)
Finance and insurance (per retail unit)	$1,075	$1,033	4.1%	$1,032	$994	3.8%

OTHER (1):
SG&A expenses	$170,839	$153,233	11.5%	$689,320	$620,749	11.0%

SG&A as % revenues	11.9%	13.3%		12.5%	13.7%
SG&A as % gross profit	78.7%	80.6%		78.6%	80.0%
Operating margin	2.8%	2.7%		2.9%	2.9%
Pretax margin	1.7%	1.3%		1.8%	1.5%

FLOORPLAN EXPENSE:
Floorplan interest	$(8,890)	$(8,003)	11.1%	$(34,110)	$(32,345)	5.5%
Floorplan assistance	6,162	5,009	23.0	23,998	20,039	19.8

Net floorplan expense	$(2,728)	$(2,994)	(8.9)%	$(10,112)	$(12,306)	(17.8)%

(1)	These amounts have been adjusted to exclude the impact of certain items to provide additional information regarding the performance of our operations and improve period-to-period comparability. Refer to our Reconciliation of Certain Non-GAAP Financial Measures for a description of the aforementioned adjustments.

Group 1 Automotive, Inc.
Additional Information — Same Store(1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	% Change	2010	2009	% Change
REVENUES:
New vehicle retail sales	$791,481	$648,137	22.1%	$2,961,961	$2,494,827	18.7%
Used vehicle retail sales	294,301	238,001	23.7	1,208,687	948,785	27.4
Used vehicle wholesale sales	55,119	39,839	38.4	202,243	149,530	35.3

Total used	349,420	277,840	25.8	1,410,930	1,098,315	28.5
Parts and service	185,648	171,001	8.6	745,840	702,811	6.1
Finance and insurance	43,190	33,783	27.8	165,598	133,765	23.8

Total	$1,369,739	$1,130,761	21.1%	$5,284,329	$4,429,718	19.3%

GROSS MARGIN:
New vehicle retail sales	5.5%	6.3%		5.7%	6.1%
Used vehicle retail sales	8.3	8.9		9.2	10.1
Used vehicle wholesale sales	(0.3)	(2.4)		1.5	1.6
Total used	6.9	7.3		8.1	8.9
Parts and service	53.0	54.0		53.8	53.4
Finance and insurance	100.0	100.0		100.0	100.0
Total	15.3%	16.5%		16.1%	17.1%

GROSS PROFIT:
New vehicle retail sales	$43,751	$40,735	7.4%	$169,717	$152,252	11.5%
Used vehicle retail sales	24,362	21,101	15.5	110,707	95,780	15.6
Used vehicle wholesale sales	(182)	(947)	(80.8)	3,115	2,417	28.9

Total used	24,180	20,154	20.0	113,822	98,197	15.9
Parts and service	98,457	92,281	6.7	401,377	375,169	7.0
Finance and insurance	43,190	33,783	27.8	165,598	133,765	23.8

Total	$209,578	$186,953	12.1%	$850,514	$759,383	12.0%

UNITS SOLD:
Retail new vehicles sold	24,080	19,919	20.9%	93,491	81,599	14.6%
Retail used vehicles sold	15,027	12,699	18.3	63,123	52,654	19.9
Wholesale used vehicles sold	8,330	6,454	29.1	31,956	27,115	17.9

Total used	23,357	19,153	21.9%	95,079	79,769	19.2%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,817	$2,045	(11.1)%	$1,815	$1,866	(2.7)%
Used vehicle retail sales	1,621	1,662	(2.5)	1,754	1,819	(3.6)
Used vehicle wholesale sales	(22)	(147)	(85.0)	97	89	9.0
Total used	1,035	1,052	(1.6)	1,197	1,231	(2.8)
Finance and insurance (per retail unit)	$1,104	$1,036	6.6%	$1,057	$996	6.1%

OTHER:
SG&A expenses	$163,801	$149,716	9.4%	$663,960	$603,366	10.0%
SG&A as % revenues	12.0%	13.2%		12.6%	13.6%
SG&A as % gross profit	78.2%	80.1%		78.1%	79.5%
Operating margin	2.5%	2.4%		2.9%	2.9%

FLOORPLAN EXPENSE:
Floorplan interest	$(8,736)	$(7,873)	11.0%	$(33,520)	$(31,966)	4.9%
Floorplan assistance	6,039	4,888	23.5	23,675	19,510	21.3

Net floorplan expense	$(2,697)	$(2,985)	(9.6)%	$(9,845)	$(12,456)	(21.0)%

(1)	Same store amounts include the results for the identical months in each period presented in the comparison, commencing with the first full month we owned the dealership and, in the case of dispositions, ending with the last full month we owned it. Same store results also include the activities of our corporate office.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	% Change	2010	2009	% Change
NET INCOME RECONCILIATION:

As reported	$10,569	$(1,952)	641.4%	$50,304	$34,845	44.4%
After-tax Adjustments:
Non-Cash asset impairment charges(2)	4,947	11,557		6,930	13,283
Mortgage debt refinance charges(3)	—	—		—	331
Loss on dealership dispositions(4)	—	651		3,698	200
Loss (gain) on debt redemption(5)	—	—		2,458	(5,299)
Severance costs related to UK-dealership acquisitions(6)	—	—		405	—
Income tax benefit related to discrete items(7)	(810)	—		(810)	(1,604)
Gain on sale of real estate(8)	—	—		(761)	—

Adjusted net income(1)	$14,706	$10,256	43.4%	$62,224	$41,756	49.0%

DILUTED INCOME PER SHARE RECONCILIATION(11):

As reported	$0.46	$(0.08)	675.0%	$2.16	$1.49	45.0%
After-tax Adjustments:
Non-Cash asset impairment charges	0.22	0.49		0.30	0.57
Mortgage debt refinance charges	—	—		—	0.01
Loss on dealership dispositions	—	0.02		0.15	0.01
Loss (gain) on debt redemption	—	—		0.10	(0.22)
Severance costs related to UK-dealership acquisitions	—	—		0.02	—
Income tax benefit related to discrete items	(0.04)	—		(0.03)	(0.07)
Gain on sale of real estate	—	—		(0.03)	—

Adjusted diluted income per share(1)	$0.64	$0.43	48.8%	$2.67	$1.79	49.2%

SG&A RECONCILIATION:

As reported	$170,839	$154,235	10.8%	$693,635	$621,048	11.7%
Pre-tax Adjustments:
Loss on dealership dispositions	—	(1,002)		(5,053)	(299)
Severance costs related to UK-dealership acquisitions	—	—		(562)	—
Gain on sale of real estate	—	—		1,300	—

Adjusted SG&A(1)	$170,839	$153,233	11.5%	$689,320	$620,749	11.0%

SG&A AS % REVENUES:

Unadjusted	11.9%	13.4%		12.6%	13.7%
Adjusted (1)	11.9%	13.3%		12.5%	13.7%

SG&A AS % OF GROSS PROFIT:

Unadjusted	78.7%	81.2%		79.1%	80.0%
Adjusted (1)	78.7%	80.6%		78.6%	80.0%

OPERATING MARGIN:

Unadjusted	2.2%	1.0%		2.7%	2.4%
Adjusted (1), (9)	2.8%	2.7%		2.9%	2.9%

PRETAX MARGIN:

Unadjusted	1.1%	(0.3)%		1.5%	1.2%
Adjusted (1), (10)	1.7%	1.3%		1.8%	1.5%

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	% Change	2010	2009	% Change
CASH FLOWS FROM OPERATING ACTIVITIES RECONCILIATION:

Net cash provided by (used in) operating activities	$(16,281)	$(110,098)	(85.2)%	$(68,466)	$354,674	(119.3)%
Change in floorplan notes payable-credit facility, excluding floorplan offset account	33,350	117,450		198,159	(246,659)

Adjusted net cash provided by operating activities(1)	$17,069	$7,352	132.2%	$129,693	$108,015	20.1%

(1)	We believe that these adjusted financial measures are relevant and useful to investors because they provide additional information regarding the performance of our operations and improve period-to-period comparability. These measures are not measures of financial performance under GAAP. Accordingly, they should not be considered as substitutes for their unadjusted counterparts, which are prepared in accordance with GAAP. Although we find these non-GAAP results useful in evaluating the performance of our business, our reliance on these measures is limited because the adjustments often have a material impact on our financial statements calculated in accordance with GAAP. Therefore, we typically use these adjusted numbers in conjunction with our GAAP results to address these limitations.

(2)	Adjustments are net of tax benefit of $2,772 and $3,910 for the three and twelve months ended December 31, 2010, and $6,493 and $7,509 for the three and twelve months ended December 31, 2009, respectively, calculated utilizing the applicable federal and state tax rates for the adjustment.

(3)	Adjustment is net of a tax benefit of $203 for the twelve months ended December 31, 2009, calculated utilizing the applicable federal and state tax rates for the adjustment.

(4)	Adjustments are net of tax benefit of $1,355 for the twelve months ended December 31, 2010 and $351 and $99 for the three and twelve months ended December 31, 2009, calculated utilizing the applicable federal and state tax rates for the adjustment.

(5)	Adjustments are net of tax benefit of $1,414 for the twelve months ended December 31, 2010 and tax provision of $3,446 for the twelve months ended December 31, 2009, respectively, calculated utilizing the applicable federal and state tax rates for the adjustment.

(6)	Adjustment is net of a tax benefit of $157 for the twelve months ended December 31, 2010, calculated utilizing the applicable UK corporate tax rate for the adjustment.

(7)	The $0.8 million income tax benefit for the three months ended December 31, 2010 relates to the tax deductibility of goodwill written off in conjunction with the termination of a franchise, and the $1.6 million income tax benefit for the twelve months ended December 31, 2009 relates to a tax election made for prior periods.

(8)	Adjustment is net of a tax provision of $539 for the twelve months ended December 31, 2010, calculated utilizing the applicable federal and state tax rate for the adjustment.

(9)	Excludes the impact of non-cash asset impairment charges, loss on dealership dispositions, severance costs related to UK-dealership acquisitions, and gain on sale of real estate.

(10)	Excludes the impact of non-cash asset impairment charges, mortgage debt refinance charges, loss on dealership dispositions, gain/loss on debt redemption, severance costs related to UK-dealership acquisitions, and gain on sale of real estate.

(11)	The sum of the quarterly income per share amounts may not equal the year-to-date amount reported, as per share amounts are computed independently for each quarter and for the year-to-date, based on the respective weighted average common shares outstanding.